Exhibit 99.1

FOR IMMEDIATE RELEASE

Eco Ventures Provides Corporate Update:
New President, EPS Endorsement and Company to Present at NIBA Conference in NYC

Groveland, FL – September 11, 2012 -- Eco Ventures Group, Inc. (OTCBB: EVGI) today provided a corporate update on three key events: 1) Its acquisition of EPS continues to move forward gaining an important endorsement; 2) The Board of Directors has appointed Wall Street executive and alternative energy buy side analyst Mark Cox to President, and 3) EVGI senior management will present Thursday, September 13th at the prestigious National Investment Banking Association (NIBA) Conference in New York City.

On July 24, the Company announced that it had signed a definitive agreement to acquire Germany-based Energiepark Suptitz (EPS).  The acquisition has now been officially endorsed by the European financial partners of EPS, which serves to continue EPS’ credit lines seamlessly.  These financial partners originally backed the company at its earliest stages and have, since, watched it rapidly grow into the diversified, cash flow positive industry leader of today.

As EVGI’s new president, Mark Cox brings 28 years of international investment experience in global securities markets ranging from founder and CEO of a hedge fund specializing in alternative energy to money manager, analyst and stock broker for leading global financial service firms including Dresdner Bank’s ABD Securities, Credit Agricole, Swiss Bank, and Bankhaus Metzler. For the past eight years, he has served as principal and buy side analyst for a hedge fund specializing in the alternative energy sector. In recent months, he has worked as a corporate development consultant to Eco Ventures, developing new business initiatives and managing projects.

The annual NIBA Conference, September 12 – 14, will showcase 25 public and privately-held high growth companies, and serve as a venue for their senior officials to share meaningful insight into their business operations, industry trends, short and long term growth strategies, and corporate vision.

The Company will be filing a report with the SEC on Form 8-K this week covering the investor presentation with pro forma financials to be used in the NIBA conference, and appointment of Mark Cox to president.

Randall Lanham, Chief Executive Officer and Chairman of the Board of Directors, said, “We appreciate the strong vote of confidence by EPS’ bankers and financial backers on the transaction. They know the company well, the industry, the environment and European green energy marketplace. We see their endorsement as an important confirmation of the synergies and value added to both companies through the business combination.

“With his Wall Street connections and extensive experience analyzing and investing in many different companies throughout the international alternative energy industry, we retained Mark earlier this year as a corporate development consultant. Since that time, we have been impressed with his expertise, industry contacts and complex project management abilities.

“Eco Ventures is aggressively pursuing a number of lucrative alternative energy business opportunities in the U.S.,” Mr. Lanham added, “in addition to preparing to close the EPS acquisition with its estimated $50 million or more in 2012 revenue. Mark has proven pre-eminently qualified to help lead the Company into its next phase of accelerating growth and diversification. On behalf of all shareholders, I am delighted to welcome him to Eco Ventures Group.”

Commenting on his appointment to President, Mr. Cox said, “With 28 years investment experience, I know value and opportunity. Leaving Wall Street for an emerging growth company was a big step, but the Eco Ventures opportunity is special and its potential unlimited.

“I have been privileged to work on a number of exciting projects in the Eco Ventures new business pipeline in recent months, and am both confident and honored to help build this company to realize its fullest potential,” he added. “Hydrocarbons are expensive and will stay that way. Record corn prices have rendered ethanol economically unfeasible. Eco Ventures – with its focus on biofuel, solar and cellulosic feedstocks -- is in the right sector, the right markets, at just the right time.”

Mark Cox Bio
Mark Cox is the founder, managing partner and CEO of New Energy Fund LP which launched in 2004. The fund is designed to invest in private and public equities in the emerging sustainable energy technology market. There, he developed a record of selecting new effective, disruptive and economic clean technologies.  The fund had its first full year of asset management in 2005 and has delivered annual returns as high as 72 percent.

Previously, in 1998, he was portfolio manager at Pinnacle International Management LLC, an employee owned money manager based in New York, where he introduced companies such as Vestas Wind Systems, Gamesa and Solon to the Pinnacle portfolio. The investment team held the number one position for five-year returns in both Nelson’s “Worlds Best Money Managers” and in Money Manager Review’s rankings for several years running. He also raised $78 million in new assets for Pinnacle during the significant bear market.

Previously, Mr. Cox came to the U.S. in 1987 and worked on the international equity sell side as a salesman, analyst and head of desk for French and German equities for Dresdner Bank’s ABD Securities, Credit Agricole, Swiss Bank, and Bankhaus Metzler. Prior, in 1985, he joined de Zoete & Bevan, a stockbroker in the City of London, which subsequently became Barclays de Zoete Wedd (BZW).

Earlier, Mr. Cox was a platoon commander in the British Army and decorated for his service in the Falklands conflict.  He earned his Master’s Degree in French and English from the University of Dundee in Scotland and an Executive MBA from Columbia University in New York. He has held the Series 7, 24, 63, and 65 NASD securities licenses and is fluent in French.

About National Investment Banking Association (NIBA)
NIBA is the only national not-for-profit trade association of regional and independent brokerages, investment banking firms, institutional investors and related capital market service providers. Since its inception, NIBA member firms have successfully completed over 1000 equity offerings totaling approximately $10 billion in new capital for America's finest emerging growth companies. The member firms of NIBA represent over 8000 registered representatives with an estimated $78 billion in assets under management, and are responsible for 90% of all Initial Public Offerings under $20 million. For more information, please visit www.nibanet.org.  You can also follow NIBA updates on Twitter @NIBAnet.

About Eco Ventures Group, Inc.
Eco Ventures Group, Inc. (“EVGI”) is acquiring and developing a family of ecologically friendly and economically sound businesses committed to providing for society’s energy and renewable resource needs (www.ecoventuresgroup.com).

Safe Harbor Statement
Safe Harbor statement under the Private Securities Litigation Reform Act of 1995: EVGI encourages those interested in our Company to rely only on information included in our filings with the United States Securities and Exchange Commission which can be found at www.sec.gov. Statements released by Eco Ventures Group, Inc. that are not purely historical are forward-looking within the meaning of the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding the company's expectations, hopes, intentions, and strategies for the future to include all those of its intended acquisition of Energiepark Suptitz, GmbH. Investors are cautioned that forward-looking statements involve risk and uncertainties that may affect the company's business prospects and performance. The company's actual results could differ materially from those in such forward-looking statements. Risk factors include but are not limited to general economic, competitive, governmental, and technological factors as discussed in the company's filings with the SEC on Forms 10-K, 10-Q, and 8-K. The company does not undertake any responsibility to update the forward-looking statements contained in this release.

Contact
Eco Ventures Group, Inc.
7432 E. Highway 50, Suite 101
Groveland FL 34736
Phone: (352) 557-4830
Email: info@ecoventuresgroup.com

Investor Contact:
Mirador Consulting
Frank Benedetto
Tel: (561) 989-3600